UNITED STATES
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SCHEDULE 14A
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EXCHANGE ACT OF 1934
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Whitestone REIT
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Whitestone REIT Clarifies Time of Its Annual Shareholder Meeting to be Held May 14, 2020

Houston, Texas, May 6, 2020 - Whitestone REIT (NYSE: WSR) (“Whitestone” or the “Company”) today clarified the time of its 2020 Annual Meeting of Shareholders (the “Annual Meeting”). As previously stated in its Notice to Shareholders and proxy statement, the Annual Meeting will be held virtually at 10:00am Mountain Standard Time, which is 12:00pm Central Daylight Time on May 14, 2020.

The proxy card included with the proxy materials previously distributed incorrectly stated a 10:00 am Central Daylight Time start time, and will not be updated to reflect this clarification. The cards may continue to be used to vote your shares in connection with the Annual Meeting. The Company encourages eligible shareholders to vote on the proposals prior to the virtual Annual Meeting using the instructions provided in the proxy materials previously distributed.

As previously announced, the Annual Meeting will be held virtually this year due to the public health impact of the COVID-19 pandemic, and shareholders will now only be able to access the Annual Meeting remotely. To access the Annual Meeting and vote electronically during the meeting, visit www.virtualshareholdermeeting.com/WSR2020 and enter the control number included on your notice or proxy card (if you received a printed copy of the proxy materials). Shareholders may also vote before the virtual Annual Meeting by visiting www.proxyvote.com and using the control number on the notice or proxy card.

As described in the proxy materials for the Annual Meeting, shareholders are entitled to vote at the virtual Annual Meeting if they were shareholders as of the close of business on February 18, 2020, the record date, or hold a legal proxy for the meeting provided by their bank, broker or nominee.
About Whitestone REIT
Whitestone is a community-centered retail REIT that acquires, owns, manages, develops and redevelops high quality "e-commerce resistant" neighborhood, community and lifestyle retail centers principally located in the largest, fastest-growing and most affluent markets in the Sunbelt. Whitestone’s optimal mix of national, regional and local tenants provides daily necessities, needed services and entertainment to the communities in which they are located. Whitestone's properties are primarily located in business-friendly Phoenix, Austin, Dallas-Fort Worth, Houston and San Antonio, which are among the fastest growing U.S. population centers with highly educated workforces, high household incomes and strong job growth. For additional information, visit www.whitestonereit.com.

Investors Contact:
Kevin Reed, Director of Investor Relations
Whitestone REIT
(713) 435-2219
ir@whitestonereit.com